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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2003

FAIRPOINT COMMUNICATIONS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-56365 (Commission File Number)	13-3725229 (IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (704) 344-8150

N/A
(Former name or former address, if changed since last report):

Item 5.    Other Events and Regulation FD Disclosure.

        On April 18, 2003, FairPoint Communications, Inc. (the "Company") signed an asset purchase agreement with Community Service Communications, Inc. ("Community") to acquire substantially all of the assets and operations of Community Service Telephone Co. ("CST"), a wholly owned subsidiary of Community, for approximately $31.15 million in cash. The purchase price is subject to certain adjustments relating to CST's projected working capital and capital expenditures. This acquisition will require certain Community shareholder and regulatory approvals and is expected to close during the third quarter of 2003. CST is an independent local exchange carrier providing voice and data communication services to more than 12,000 residential and business customers near Augusta and Lewistown/Auburn, Maine.

Item 7.    Financial Statements and Exhibits

(c)
Exhibits

*99.1	Press release issued April 21, 2003, entitled, "FairPoint Communications, Inc. Agrees to Acquire Community Service Telephone."

*
Filed herewith.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.
	By:	/s/ WALTER E. LEACH, JR. Name: Walter E. Leach, Jr. Title: Senior Vice President and Chief Financial Officer
Date: April 21, 2003

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits
SIGNATURES